As filed with the Securities and Exchange Commission on April 22, 2021

Registration No. 333-251311

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GT BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	94-1620407
State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

9350 Wilshire Blvd. Suite 203
Beverly Hills, CA 90212
(800) 304-9888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony J. Cataldo
Chief Executive Officer
9350 Wilshire Blvd. Suite 203
Beverly Hills, CA 90212
(800) 304-9888
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Roger W. Bivans
Baker & McKenzie LLP
1900 N. Pearl Street, Suite 1500
Dallas, TX 75201, USA
(214) 978 3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
_______________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment No. 1”) to the Registration Statement on Form S-1 (File No. 333-251311) (the “Registration Statement”), as originally declared effective by the Securities and Exchange Commission (the “SEC”) on February 10, 2021, is being filed pursuant to the undertakings in the Registration Statement to include information contained in the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on April 16, 2021, and to update and supplement certain other information in the Registration Statement. The information included in this filing amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1.

All applicable registration fees were paid at the time of the original filing of the Registration Statement on December 11, 2020 and at the time of the filing of the Rule 462(b) Registration Statement (File No. 333-252973) on February 20, 2021. The registrant is filing a single prospectus in this registration statement, pursuant to Rule 429 under the Securities Act, in order to satisfy the requirements of the Securities Act for this offering and for the offering of additional securities registered in the Rule 462(b) Registration Statement. The combined prospectus in this registration statement also constitutes a post-effective amendment to the Rule 462(b) Registration Statement, which shall hereafter become effective concurrently with the effectiveness of this registration statement. Pursuant to Rule 457(p), the registrant has used the registration fee previously paid with respect to the Rule 462(b) Registration Statement to offset the registration fee that would otherwise be due hereunder.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 22, 2021

PRELIMINARY PROSPECTUS

4,615,530 Shares of Common Stock Issuable Upon
Exercise of Outstanding Warrants

This prospectus relates to the issuance by GT Biopharma, Inc., a Delaware corporation (the “Company”) of (i) 4,368,280 shares of our common stock, par value $0.001 per share (the “Common Stock”), upon the exercise of 4,368,280 warrants (the “Common Warrants”) originally included as part of the units issued in our public offering (the “Public Offering”) commenced on February 11, 2021, which entitle each holder to purchase Common Stock at an exercise price of $5.50 per share of Common Stock and (ii) 247,250 shares of Common Stock that may be issued upon the exercise of 247,250 warrants (the “Underwriter Warrants”) issued upon consummation of the Public Offering to the underwriters of such Public Offering, which entitle each holder to purchase Common Stock at an exercise price of $6.875 per share of Common Stock (collectively, the “Warrants”), which, if no registration statement is then effective, may be exercised on a cashless basis.

We will receive the proceeds from the exercise of the Warrants for cash, but not from the sale of the underlying shares of Common Stock. See “Use of Proceeds.”

Our Common Stock is presently listed on the Nasdaq Capital Market under the trading symbol “GTBP.” On April 16, 2021, the closing sale price for our Common Stock was $9.82 per share.

Investing in our securities involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2021.

You should rely only on the information contained in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front cover of those documents.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus are “forward-looking statements” within the meaning of the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our current beliefs, goals and expectations about matters such as our expected financial position and operating results, our business strategy and our financing plans. The forward-looking statements in this prospectus are not based on historical facts, but rather reflect the current expectations of our management concerning future results and events. The forward-looking statements generally can be identified by the use of terms such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “guidance,” “estimate,” “potential,” “outlook,” “target,” “forecast,” “likely” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are, or may be, forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. We cannot guarantee that our forward-looking statements will turn out to be correct or that our beliefs and goals will not change. Our actual results could be very different from and worse than our expectations for various reasons. You should review carefully all information, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K, which is incorporated by reference into this prospectus. Any forward-looking statements in this prospectus are made only as of the date hereof and, except as may be required by law, we do not have any obligation to publicly update any forward-looking statements contained in this prospectus to reflect subsequent events or circumstances.

ABOUT THIS PROSPECTUS

This prospectus is part of the Registration Statement on Form S-1 and the Rule 462(b) Registration Statement that we filed with the SEC under the Securities Act. This prospectus does not contain all of the information included in such Registration Statements. For further information, we refer you to the Registration Statements, including all amendments and their respective exhibits, filed with the SEC. Statements contained in this prospectus about the contents of any document are not necessarily complete. If SEC rules require that a document be filed as an exhibit to the Registration Statements, please see such document for a complete description of these matters. You should carefully read this prospectus, together with the additional information described under the headings “Where You Can Find More Information.”

For investors outside the United States: We have not done anything that would permit this offering, or possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to those jurisdictions.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Notice Regarding Forward-Looking Statements.”

This prospectus and our annual report contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been, or will be, filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

All product and company names are trademarks of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

On February 10, 2021, we effected a 1-for-17 reverse stock split of our Common Stock. All share and per share data in this prospectus or in documents incorporated by reference into this prospectus that were filed after February 10, 2021 gives effect to the reverse stock split. Documents incorporated by reference into this prospectus that were filed prior to February 10, 2021, do not give effect to the reverse stock split.

Throughout this prospectus, the terms “we,” “us,” “our,” and “our Company” and “the Company” refer to GT Biopharma, Inc., a Delaware corporation, and/or its related subsidiaries, as the context may require.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you or that you should consider before investing in our common stock. You should read the entire prospectus carefully, including our financial statements and related notes and especially the information under “Risk Factors” set forth in this prospectus and as set forth in the documents incorporated by reference from our annual report on Form 10-K for the year ended December 31, 2020 and filed with the SEC. This prospectus contains forward-looking statements, based on current expectations and related to future events and our future financial performance, that involve risks and uncertainties. Our actual results may vary materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, those set forth under “Risk Factors,” as well as other matters described in this prospectus and in our annual report. See “Cautionary Notice Regarding Forward-Looking Statements.”

Overview

We are a clinical stage biopharmaceutical company focused on the development and commercialization of novel immuno-oncology products based off our proprietary Tri-specific Killer Engager (TriKE™) fusion protein immune cell engager technology platform. Our TriKE platform generate proprietary therapeutics designed to harness and enhance the cancer killing abilities of a patient’s own natural killer cells, or NK cells. Once bound to an NK cell, our moieties are designed to enhance the NK cell, and precisely direct it to one or more specifically-targeted proteins expressed on a specific type of cancer cell or virus infected cell, ultimately resulting in the targeted cell’s death. TriKE can be designed to target any number of tumor antigens on hematologic malignancies, sarcomas or solid tumors and do not require patient-specific customization.

We are using our TriKE platform with the intent to bring to market immuno-oncology products that can treat a range of hematologic malignancies, sarcoma and solid tumors. The platform is scalable, and we are putting processes in place to be able to produce IND-ready moieties in a timely manner after a specific TriKE conceptual design. After conducting market and competitive research, specific moieties can then be advanced into the clinic on our own or through potential collaborations with larger companies. We are also evaluating, in conjunction with our Scientific Advisory Board, additional moieties designed to target different tumor antigens. We believe our TriKE may have the ability, if approved for marketing, to be used as a monotherapy, augment the current monoclonal antibody therapeutics, be used in conjunction with more traditional cancer therapy and potentially overcome certain limitations of current chimeric antigen receptor, or CAR-T, therapy.

We are also using our TriKE platform to develop therapeutics useful for the treatment of infectious disease such as for the treatment of patients infected by the human immunodeficiency virus (HIV). While the use of anti-retroviral drugs has substantially improved the health and increased the longevity of individuals infected with HIV, these drugs are designed to suppress virus replication to help modulate progression to AIDS and to limit further transmission of the virus. Despite the use of anti-retroviral drugs, infected individuals retain reservoirs of latent HIV-infected cells that, upon cessation of anti-retroviral drug therapy, can reactivate and re-establish an active HIV infection. For a curative therapy, destruction of these latent HIV infected cells must take place. The HIV-TriKE contains the antigen binding fragment (Fab) from a broadly-neutralizing antibody targeting the HIV-Env protein. The HIV-TriKE is designed to target HIV while redirecting NK cell killing specifically to actively replicating HIV infected cells. The HIV-TriKE induced NK cell proliferation, and demonstrated the ability in vitro to reactivate and kill HIV-infected T-cells. These findings indicate a potential role for the HIV-TriKE in the reactivation and elimination of the latently infected HIV reservoir cells by harnessing the NK cell’s ability to mediate the antibody-directed cellular cytotoxicity (ADCC).

Our initial work has been conducted in collaboration with the Masonic Cancer Center at the University of Minnesota under a program led by Dr. Jeffrey Miller, the Deputy Director. Dr. Miller is a recognized leader in the field of NK cell and IL-15 biology and their therapeutic potential. We have exclusive rights to the TriKE platform and are generating additional intellectual property around specific moieties.

Summary Risk Factors

Participating in this offering involves substantial risk. Our ability to execute our strategy is also subject to certain risks. You should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth under the heading “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated herein by reference, in deciding whether to invest in our securities. These risks include, but are not limited to, the following:

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Our business is at an early stage of development and we may not develop therapeutic products that can be commercialized.

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We have a history of operating losses and we expect to continue to incur losses for the foreseeable future. We may never generate revenue or achieve profitability.

●
Our independent auditor’s report for the years ended December 31, 2020 and 2019 is qualified as to our ability to continue as a going concern.

●
We will need additional capital to conduct our operations and develop our products, and our ability to obtain the necessary funding is uncertain.

●
Our current and future indebtedness may impose significant operating and financial restrictions on us and affect our ability to access liquidity.

●
The cost of our research and development programs may be significantly higher than expected, and there is no assurance that they will successful in a timely manner, or at all.

●
We have identified material weaknesses in our internal controls over financial reporting and have not yet remedied these weaknesses. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock.

●
If our efforts to protect the proprietary nature of the intellectual property related to our technologies are not adequate, we may not be able to compete effectively in our market and our business would be harmed.

●
Claims that we infringe the intellectual property rights of others may prevent or delay our drug discovery and development efforts.

●
We may desire, or be forced, to seek additional licenses to use intellectual property owned by third parties, and such licenses may not be available on commercially reasonable terms, or at all.

●
If we are unsuccessful in obtaining or maintaining patent protection for intellectual property in development or licensed from third parties, our business and competitive position would be harmed.

●
If we fail to meet our obligations under our license agreements, we may lose our rights to key technologies on which our business depends.

●
Our reliance on the activities of our non-employee consultants, research institutions and scientific contractors, whose activities are not wholly within our control, may lead to delays in development of our proposed products.

●
Clinical drug development is costly, time-consuming and uncertain, and we may suffer setbacks in our clinical development program that could harm our business.

●
If we experience delays or difficulties in the enrollment of patients in clinical trials, those clinical trials could take longer than expected to complete and our receipt of necessary regulatory approvals could be delayed or prevented.

●
Obtaining regulatory approval, even after clinical trials that are believed to be successful, is an uncertain process.

●
We will continue to be subject to extensive FDA regulation following any product approvals, and if we fail to comply with these regulations, we may suffer a significant setback in our business.

●
Many of our business practices are subject to scrutiny and potential investigation by regulatory and government enforcement authorities, as well as to lawsuits brought by private citizens under federal and state laws. We could become subject to investigations, and our failure to comply with applicable law or an adverse decision in lawsuits may result in adverse consequences to us. If we fail to comply with U.S. healthcare laws, we could face substantial penalties and financial exposure, and our business, operations and financial condition could be adversely affected.

●
Our product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit the commercial profile of an approved label, or result in significant negative consequences following marketing approval, if any.

●
We may expend our limited resources to pursue a particular product candidate or indication that does not produce any commercially viable products and may fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

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Our products may be expensive to manufacture, and they may not be profitable if we are unable to control the costs to manufacture them.

●
We currently lack manufacturing capabilities to produce our therapeutic product candidates at commercial-scale quantities and do not have an alternate manufacturing supply, which would negatively impact our ability to meet any demand for the product.

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Our business is based on novel technologies that are inherently expensive and risky and may not be understood by or accepted in the marketplace, which could adversely affect our future value.

●
We could be subject to product liability lawsuits based on the use of our product candidates in clinical testing or, if obtained, following marketing approval and commercialization. If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to cease clinical testing or limit commercialization of our product candidates.

●
We rely on third parties to supply candidates for clinical testing and to conduct preclinical and clinical trials of our product candidates. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates. As a result, our business could be substantially harmed.

Corporate Information

Our principal executive offices are located at 9350 Wilshire Blvd. Suite 203, Beverly Hills, CA 90212, and our telephone number is (800) 304¬9888. We maintain a website at www.gtbiopharma.com. Information contained on or accessible through our website is not, and should not be considered, part of, or incorporated by reference into, this prospectus.

The Offering

Shares of Common Stock to be issued upon exercise of the Warrants:
4,615,530 shares of Common Stock issuable upon exercise of outstanding Warrants consisting of:
● 4,368,280 shares of Common Stock issuable upon exercise of Common Warrants at an exercise price of $5.50 per share
● 247,250 shares of Common Stock issuable upon exercise of Underwriter Warrants at an exercise price of $6.875 per share.

Shares of Common Stock outstanding prior to exercise of the Warrants:	28,393,960 shares of Common Stock.
Shares of Common Stock outstanding assuming full exercise of all Warrants:	33,009,490 shares of Common Stock.
Terms of Warrants:	The Common Warrants are exercisable until February 16, 2026. The Underwriter Warrants are exercisable on August 10, 2021 until August 10, 2026.
Use of Proceeds:
We expect to receive proceeds of approximately $27,197,500 from the exercise of the Public Warrants if they are all exercised for cash and $1.7 million from the exercise of the Underwriter Warrants if they are all exercised for cash. We intend to use any such net proceeds for general corporate purposes, which includes among other purposes, the funding and expansion of our ongoing clinical trials and the continued development of our pipeline of candidate products. See “Use of Proceeds.”

Trading Market:	Our common stock is currently listed on the Nasdaq Capital Market under the symbol “GTBP.”
Risk Factors:
Investing in our securities involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 6 of this prospectus and any risks described in our annual report on Form 10-K for the year ended December 31, 2020, which is incorporated into this prospectus by reference.

Dividend Policy:	We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends in the foreseeable future.

Assumptions Used Throughout This Prospectus

Unless otherwise stated in this prospectus, the number of shares of Common Stock outstanding prior to the exercise of the Warrants is based on 28,393,960 shares of Common Stock outstanding as of April 12, 2021, after giving effect to the following:

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The mandatory conversion of the approximately $32.2 million of convertible notes (plus approximately $5.5 million in accrued and unpaid interest) into 11.1 million shares of Common Stock upon completion of the Public Offering;
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The issuance of 395,358 shares of Common Stock upon exercise of certain legacy warrants at an exercise price of $3.40 per share shortly after the completion of the Public Offering; and
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The conversion of 2.3 million shares of Series J-1 Preferred Stock into 692,220 shares of Common Stock shortly after the completion of the Public Offering.

The number of shares of Common Stock outstanding excludes the following other securities as of April 12, 2021:

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78,400 shares of Common Stock issuable upon the exercise of outstanding legacy warrants at a weighted average exercise price of $3.40 per share;
●
4,615,530 shares of Common Stock issuable upon exercise of warrants issued in the Public Offering;
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7 shares of Common Stock issuable upon exercise of outstanding stock options or reserved for future issuance under our 2014 Stock Incentive Plan; and
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7 shares issuable upon conversion of Series C Preferred Stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below in addition to the other information contained in this prospectus and any prospectus supplement before deciding whether to invest in shares of our common stock. The risks summarized below and others are discussed more fully in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated herein by reference. If any of the following risks or the risks incorporated by reference occur, our business, financial condition or operating results could be harmed. In that case, the trading price of our common stock could decline and you may lose part or all of your investment. In the opinion of management, the risks discussed below and incorporated by reference represent the material risks known to us. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business, financial condition and operating results and adversely affect the market price of our common stock.

Risks Related to Our Business

Risks related to our business risks include, but are not limited to, the following:

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Our business is at an early stage of development and we may not develop therapeutic products that can be commercialized.

●
We have a history of operating losses and we expect to continue to incur losses for the foreseeable future. We may never generate revenue or achieve profitability.

●
Our independent auditor’s report for the years ended December 31, 2020 and 2019 is qualified as to our ability to continue as a going concern.

●
We will need additional capital to conduct our operations and develop our products, and our ability to obtain the necessary funding is uncertain.

●
Our current and future indebtedness may impose significant operating and financial restrictions on us and affect our ability to access liquidity.

●
The cost of our research and development programs may be significantly higher than expected, and there is no assurance that they will successful in a timely manner, or at all.

●
We have identified material weaknesses in our internal controls over financial reporting and have not yet remedied these weaknesses. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock.

●
If our efforts to protect the proprietary nature of the intellectual property related to our technologies are not adequate, we may not be able to compete effectively in our market and our business would be harmed.

●
Claims that we infringe the intellectual property rights of others may prevent or delay our drug discovery and development efforts.

●
We may desire, or be forced, to seek additional licenses to use intellectual property owned by third parties, and such licenses may not be available on commercially reasonable terms, or at all.

●
If we are unsuccessful in obtaining or maintaining patent protection for intellectual property in development or licensed from third parties, our business and competitive position would be harmed.

●
If we fail to meet our obligations under our license agreements, we may lose our rights to key technologies on which our business depends.

●
Our reliance on the activities of our non-employee consultants, research institutions and scientific contractors, whose activities are not wholly within our control, may lead to delays in development of our proposed products.

●
Clinical drug development is costly, time-consuming and uncertain, and we may suffer setbacks in our clinical development program that could harm our business.

●
If we experience delays or difficulties in the enrollment of patients in clinical trials, those clinical trials could take longer than expected to complete and our receipt of necessary regulatory approvals could be delayed or prevented.

●
Obtaining regulatory approval, even after clinical trials that are believed to be successful, is an uncertain process.

●
We will continue to be subject to extensive FDA regulation following any product approvals, and if we fail to comply with these regulations, we may suffer a significant setback in our business.

●
Many of our business practices are subject to scrutiny and potential investigation by regulatory and government enforcement authorities, as well as to lawsuits brought by private citizens under federal and state laws. We could become subject to investigations, and our failure to comply with applicable law or an adverse decision in lawsuits may result in adverse consequences to us. If we fail to comply with U.S. healthcare laws, we could face substantial penalties and financial exposure, and our business, operations and financial condition could be adversely affected.

●
Our product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit the commercial profile of an approved label, or result in significant negative consequences following marketing approval, if any.

●
We may expend our limited resources to pursue a particular product candidate or indication that does not produce any commercially viable products and may fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

●
Our products may be expensive to manufacture, and they may not be profitable if we are unable to control the costs to manufacture them.

●
We currently lack manufacturing capabilities to produce our therapeutic product candidates at commercial-scale quantities and do not have an alternate manufacturing supply, which would negatively impact our ability to meet any demand for the product.

●
Our business is based on novel technologies that are inherently expensive and risky and may not be understood by or accepted in the marketplace, which could adversely affect our future value.

●
We could be subject to product liability lawsuits based on the use of our product candidates in clinical testing or, if obtained, following marketing approval and commercialization. If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to cease clinical testing or limit commercialization of our product candidates.

●
We rely on third parties to supply candidates for clinical testing and to conduct preclinical and clinical trials of our product candidates. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates. As a result, our business could be substantially harmed.

These risks are described more fully in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated herein by reference.

Risks Related to this Offering and Our Common Stock

There has been a limited public market for our common stock, and we do not know whether one will develop to provide you adequate liquidity. Furthermore, the trading price for our common stock, should an active trading market develop, may be volatile and could be subject to wide fluctuations in per-share price.

Our common stock is now listed on the Nasdaq Capital Market under the trading symbol “GTBP”; historically, however, there has been a limited public market for our common stock. We cannot assure you that an active trading market for our common stock will develop or be sustained. The liquidity of any market for the shares of our common stock will depend on a number of factors, including:

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the number of stockholders;

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our operating performance and financial condition;

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the market for similar securities;

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the extent of coverage of us by securities or industry analysts; and

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the interest of securities dealers in making a market in the shares of our common stock.

Even if an active trading market develops, the market price for our common stock may be highly volatile and could be subject to wide fluctuations. In addition, the price of shares of our common stock could decline significantly if our future operating results fail to meet or exceed the expectations of market analysts and investors and actual or anticipated variations in our quarterly operating results could negatively affect our share price.

The volatility of the price of our common stock may also be impacted by the risks discussed under this “Risk Factors” section, in addition to other factors, including:

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developments in the financial markets and worldwide or regional economies;

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announcements of innovations or new products or services by us or our competitors;

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announcements by the government relating to regulations that govern our industry;

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significant sales of our common stock or other securities in the open market;

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variations in interest rates;

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changes in the market valuations of other comparable companies; and

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changes in accounting principles.

Our outstanding warrants may affect the market price of our common stock.

As of the date of this prospectus, we had approximately 28.6 million shares of common stock outstanding and issued or issuable and had outstanding warrants for the purchase of up to approximately 78,400 additional shares of common stock at an exercise price of $3.40 per share, warrants for the purchase of up to approximately 4,368,280 additional shares of common stock at an exercise price of $5.50 per share and warrants for the purchase of up to approximately 247,250 additional shares of common stock at an exercise price of $6.875 per share, all of which are exercisable as of the date of this prospectus (subject to certain beneficial ownership limitations). The amount of common stock reserved for issuance may have an adverse impact on our ability to raise capital and may affect the price and liquidity of our common stock in the public market. In addition, the issuance of these shares of common stock will have a dilutive effect on current stockholders’ ownership.

Because our common stock may be deemed a low-priced “penny” stock, an investment in our common stock should be considered high-risk and subject to marketability restrictions.

Historically, the trading price of our common stock has been $5.00 per share or lower, and deemed a penny stock, as defined in Rule 3a51-1 under the Exchange Act, and subject to the penny stock rules of the Exchange Act specified in rules 15g-1 through 15g-100. Those rules require broker–dealers, before effecting transactions in any penny stock, to:

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deliver to the customer, and obtain a written receipt for, a disclosure document;

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disclose certain price information about the stock;

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disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

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send monthly statements to customers with market and price information about the penny stock; and

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in some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock, which could depress the price of our common stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares of common stock, have an adverse effect on the market for our shares of common stock, and thereby depress our price per share of common stock.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock may be influenced by the research and reports that industry or securities analysts publish about us or our business. We currently have research coverage by only one securities analyst, and we may never obtain research coverage by additional analysts. If no or few securities or industry analysts commence coverage of us, the trading price for our common stock may be negatively affected. In the event that we receive additional securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Anti-takeover provisions may limit the ability of another party to acquire us, which could cause our stock price to decline.

Delaware law and our restated certificate of incorporation (“certificate of incorporation”), our restated bylaws (“bylaws”) and other governing documents contain provisions that could discourage, delay or prevent a third party from acquiring us, even if doing so may be beneficial to our stockholders, which could cause our stock price to decline. In addition, these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

We do not currently or for the foreseeable future intend to pay dividends on our common stock.

We have never declared or paid any cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, any return on your investment in our common stock will be limited to the appreciation in the price of our common stock, if any.

Our management team will have immediate and broad discretion over the use of net proceeds from the exercise of the warrants and may not use them effectively.

We intend to use the net proceeds from the exercise of the warrants for general corporate purposes, which includes, among other purposes, the funding and expansion of our ongoing clinical trials and the continued development of our pipeline of candidate products. See “Use of Proceeds.” However, our management will still have broad discretion in the application of such proceeds. Our shareholders may not agree with the manner in which our management chooses to allocate the net proceeds from the exercise of the warrants. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, management may invest the net proceeds from the warrants in a manner that does not produce income. The decisions made by our management may not result in positive returns on your investment, and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

You may experience immediate and substantial dilution in the net tangible book value of the common shares you purchase upon exercise of the warrants.

The exercise price of the warrants is substantially higher than the net tangible book value per share. Therefore, if you exercise the warrants, you will incur immediate and substantial dilution in the pro forma net tangible book value per common share from the price per shares that you pay for the underlying share. If the holders of outstanding options or warrants exercise those options or warrants at prices below the exercise price, you will incur even further dilution.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. Investors in our shares, particularly investors who are not residents of the U.S., are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

If all holders of Warrants elect to exercise the Warrants, we estimate that the net proceeds from the exercise of the Warrants will be approximately $28.9 million. We cannot predict when or if the Warrants will be exercised. It is possible that the Warrants may expire and may never be exercised.

We intend to use the net proceeds of this offering for general corporate purposes, which includes, among other purposes, the funding and expansion of our ongoing clinical trials and the continued development of our pipeline of candidate products.

Our expected use of net proceeds from the offering represents our current intentions based upon our present plans and business condition. Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

PLAN OF DISTRIBUTION

We are registering the issuance of shares of Common Stock underlying the Warrants. The prices at which the shares of Common Stock underlying the Warrants covered by this prospectus may actually be disposed of at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market price, varying prices determined at the time of sale or negotiated prices. We will receive the proceeds from the exercise of the Warrants (assuming they are not exercised on a cashless basis if an effective registration statement is not available with respect to the offering of shares of Common Stock upon the exercise of such Warrant), but not from the sale of the underlying Common Stock.

Pursuant to the terms of the Warrants, the shares of Common Stock will be distributed to those warrant holders who deliver a valid notice of exercise of the Warrants and provide payment of the exercise price to the Company.

MARKET INFORMATION

Our common stock is listed on the Nasdaq Capital Market under the symbol “GTBP.”

Stockholders

As of March 22, 2021, there were 51 stockholders of record. This total does not include stockholders who hold their shares in “street name.” The transfer agent for our common stock is Computershare, whose address is 8742 Lucent Blvd., Suite 225, Highland Ranch, CO 80129.

Dividends

We have not paid any dividends on our common stock to date and do not anticipate that we will pay dividends in the foreseeable future. Any payment of cash dividends on our common stock in the future will be dependent upon the amount of funds legally available, our earnings, if any, our financial condition, our anticipated capital requirements and other factors that the Board may think are relevant. However, we currently intend for the foreseeable future to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business and, therefore, do not expect to pay any dividends on our common stock during such time.

DESCRIPTION OF SECURITIES

The following description of our securities, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our capital stock. For the complete terms of our capital stock, please refer to our certificate of incorporation bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by the Delaware General Corporation Law (“DGCL”). The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our certificate of incorporation and bylaws.

General

As of the date of this prospectus, our authorized capital stock consists of 750.0 million shares of common stock, par value $0.001 per share, and 15.0 million shares of preferred stock, par value $0.001 per share. As of April 12, 2021, there were 28,393,960 shares of our common stock and 96,230 shares of Series C Preferred Stock issued or issuable.

Common Stock

Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the Board out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all of our debts and other liabilities, subject to the liquidation preferences of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock currently outstanding or that we may designate and issue in the future. All outstanding shares of our common stock are fully paid and non-assessable. Except as described below in “Anti-Takeover Provisions Under Our Charter and Bylaws and Delaware Law,” holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business, and a vote of the majority of the voting power represented at such meeting at which a quorum is generally required to take action under our certificate of incorporation and bylaws.

Warrants

The Common Warrants were issued in registered form and entitle the registered holder to purchase one share of our common stock at a price equal to $5.50 per share, subject to adjustment as discussed below, terminating at 5:00 p.m., New York City time, on the fifth anniversary of the date of issuance. The Underwriters Warrants were issued in registered form and entitle the registered holder to purchase one share of our common stock at a price equal to $6.875 per share, subject to adjustment as discussed below, terminating at 5:00 p.m., New York City time, on the fifth anniversary of the date of issuance. Holders of Warrants may exercise such warrants on a “cashless” basis if an effective registration statement is not available with respect to the offering of shares of Common Stock upon exercise of such Warrant. In such event, the aggregate number of shares of common stock issuable in such cashless exercise shall be equal to (x) the difference between (i) value of the aggregate number of shares of common stock for which the Warrant is being exercised based on the weighted average price of our common stock as determined in the formula set forth in such Warrant and (ii) the value of the aggregate number of shares of common stock for which the Warrant is being exercised based on the exercise price then in effect, divided by (y) the exercise price then in effect. The exercise price and number of shares of common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend on or recapitalization, reorganization, merger or consolidation. The Warrants may be exercised by delivery of a notice of exercise and the aggregate exercise price (assuming no cashless exercise has been elected if an effective registration statement is not available with respect to the offering of shares of Common Stock upon exercise of such Warrant) to us as specified in such Warrant. Holders of Warrants do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Preferred Stock

Our Board is authorized, without action by the stockholders, to designate and issue up to 15.0 million shares of preferred stock in one or more series. In the past the Board has designated series lettered A through K and issued shares in those series (other than Series K). As of the date of this prospectus, only preferred shares in the series designated C have shares issued and outstanding. Our Board can fix or alter the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting a class or series. The issuance of preferred stock could, under certain circumstances, result in one or more of the following adverse effects:

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decreasing the market price of our common stock;

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restricting dividends on our common stock;

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diluting the voting power of our common stock;

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impairing the liquidation rights of our common stock; or

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delaying or preventing a change in control of us without further action by our stockholders.

Our Board will make any determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders.

Series C Preferred Stock

For a discussion of the terms of our Series C Preferred Stock, see Note 8 to our audited financial statements, Stockholders’ Equity. incorporated by reference in this document.

Anti-Takeover Provisions Under Our Charter and Bylaws and Delaware Law

Certain provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Amended and Restated Certificate of Incorporation

Undesignated Preferred Stock. Our Board has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Special Meetings of Stockholders. Our bylaws provide that special meetings of our stockholders may be called only by our Chairman of the Board, our president or our Board, thus prohibiting a stockholder from calling a special meeting. This provision might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Board Vacancies Filled Only by Majority of Directors. Vacancies and newly created seats on our Board may be filled only by a majority of the directors then in office. Only our Board may determine the number of directors on our board. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on our Board makes it more difficult to change the composition of our Board, but these provisions promote a continuity of existing management.

No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation and bylaws do not expressly provide for cumulative voting.

Directors Removed Only by Special Meeting of Stockholders. A director can be removed only by the affirmative vote of a majority of the votes of the issued and outstanding stock entitled to vote for the election of directors of the corporation given at a special meeting of the stockholders called and held for this purpose.

Amendment of Charter Provisions. In order to amend certain of the above provisions in our certificate of incorporation and our bylaws, the Board is expressly authorized to adopt, alter or repeal the bylaws, subject to the rights of the stockholders entitled to vote. Stockholders can vote at any stockholder meeting and repeal, alter, or amend the bylaws by the affirmative vote of a majority of the stockholders entitled to vote in such meeting.

Delaware Anti-takeover Statute

We are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interest stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions in which the interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. This provision has an anti-takeover effect with respect to transactions not approved in advance by our Board, including discouraging takeover attempts that might result in a premium over the market price for the shares of our market price. With approval of our stockholders, we could amend our amended and restated certificate of incorporation in the future to avoid the restrictions imposed by this anti-takeover law.

The provisions of Delaware law and our amended and restated certificate of incorporation could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

Our transfer agent and registrar for our capital stock is Computershare. The transfer agent’s address is 8742 Lucent Blvd., Suite 225, Highland Ranch, CO 80129, and its telephone number is (303) 262-0600.

Existing Trading Markets

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “GTBP.” The closing sale price of our common stock on the Nasdaq Capital Market on April 16, 2021, was $9.82 per share. Our common stock is also quoted on several European-based exchanges including Berlin (GTBP.BE), Frankfurt (GTBP.DE), the Euronext (GTBP.NX) and Paris (GTBP.PA).

LEGAL MATTERS

The validity of the common stock offered by this prospectus has been passed upon for us by Baker & McKenzie LLP, Dallas, Texas.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXPERTS

The financial statements of GT Biopharma, Inc. at December 31, 2020, and for the year in the period ending December 31, 2020, incorporated by reference into this prospectus, have been audited by Weinberg & Company, an independent registered public accounting firm, and the financial statements of GT Biopharma, Inc. at December 31, 2019, and for the year in the period ending December 31, 2019, incorporated by reference into this prospectus, have been audited by Seligson & Giannattasio, LLP, each as set forth in their report thereon incorporated by reference herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to this offering. This prospectus was filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Reference is thus made to the omitted information. Statements made in this prospectus are summaries of the material terms of contracts, agreements and documents and are not necessarily complete; however, all information we considered material has been disclosed. Reference is made to each exhibit for a more complete description of the matters involved and these statements are qualified in their entirety by the reference. You can find, copy and inspect information we file at the SEC’s public reference room, which is located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s public reference room. The SEC also maintains a web site (http://www.sec.gov) that contains this filed registration statement, reports and other information regarding us that we have filed electronically with the SEC. For more information pertaining to our company and this offering, reference is made to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” the information it has filed with the SEC, which means that the Company can disclose important information to you by referring you to those documents. The information that the Company incorporates by reference is an important part of this prospectus, and information that it files later with the SEC will automatically update and supersede this information. The documents the Company is incorporating by reference are:

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The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on April 16, 2021;
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The Company’s Current Reports on Form 8-K filed with the SEC on January 19, February 2, February 9, February 11, February 17, February 18 and February 22, 2021; and
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The description of the Company’s common stock contained in our Registration Statement on Form 8A-12B filed with the SEC on February 8, 2021.

All documents the Company subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents and will be automatically updated and, to the extent described above, supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02, 7.01 or 9.01 of Form 8-K.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by contacting GT Biopharma, Inc.

We maintain a website at https://ir.gtbiopharma.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

There have been no material changes to the Company’s affairs that have occurred since December 31, 2020 that have not been described in a Form 10-Q or Form 8-K filed under the Exchange Act.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of common stock registered hereby, all of which expenses, except for the SEC registration fee, are estimated.

SEC registration fee	$3,153
Transfer Agent fees and expenses	*
Miscellaneous expenses	*
Legal	20,000
Accounting fees and expenses	1,500

Total	$24,653

* Estimated expenses not presently know.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to us. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our certificate of incorporation provides for indemnification by us of our directors, officers and employees to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides for such limitation of liability.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since January 2018, the Company made the following issuances of its unregistered securities pursuant exemptions contained in Section 4(a)(2) or 3(a)(9) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder:

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In January 2018, the Company entered into a securities purchase agreement with certain purchasers pursuant to which the Company issued (i) senior convertible notes in an aggregate principal amount of $7,760,510, which notes are convertible into the Company’s common stock at an initial conversion price of $4.58 per share, and (ii) warrants to acquire up to an aggregate of 1,694,440 shares of the Company’s common stock at an initial exercise price of $4.58 per share.

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In August 2018, the Company entered into a securities purchase agreement with certain purchasers pursuant to which the Company issued 10% senior convertible debentures in an aggregate principal amount of $5,140,000, which debentures convertible into common stock at an initial conversion price of $2 per share.

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In September 2018, the Company entered into a securities purchase agreement with certain purchasers pursuant to which the Company issued 10% senior convertible debentures in an aggregate principal amount of $2,050,000, which debentures are convertible into common stock at an initial conversion price of $2 per share.

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In September 2018, the Company entered into a securities purchase agreement with certain purchasers pursuant to which the Company issued 10% senior convertible debentures in an aggregate principal amount of $800,000, which debentures are convertible into common stock at an initial conversion price of $2 per share.

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In February 2019, the Company entered into a securities purchase agreement with certain purchasers pursuant to which the Company issued secured convertible notes in an aggregate principal amount of $1,352,224, consisting of gross proceeds of $1,052,224 and settlement of existing debt of $300,000, which notes are convertible into common stock at an initial conversion price of $0.60 per share.

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In April 2019, the Company issued 2,353,548 shares of Series J Preferred Stock to certain existing investors, which Series J Preferred Stock are convertible into shares of common stock at an initial rate of $0.60 per share.

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In May 2019, the Company entered into a securities purchase agreement with certain purchasers pursuant to which the Company issued convertible notes in an aggregate principal amount of $1,300,000, which notes are convertible into the Company’s common stock at an initial conversion price of $0.35 per share.

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Between July and August 2019, the Company entered into a securities purchase agreement with certain purchasers pursuant to which the Company issued convertible notes in an aggregate principal amount of $975,000, which notes are convertible into the Company’s common stock at an initial conversion price of $0.20 per share.

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In accordance with a consulting agreement dated November 25, 2019, the Company issued 2,000,000 shares of unregistered, Rule 144 restricted Common Stock.

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In December 2019, the Company entered into a securities purchase agreement with one purchaser pursuant to which the Company issued convertible notes in an aggregate principal amount of $200,000, which notes are convertible into the Company’s common stock at an initial conversion price of $0.20 per share.

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In January 2020, the Company entered into a securities purchase agreement with one purchaser pursuant to which the Company issued convertible notes in an aggregate principal amount of $200,000, which notes are convertible into the Company’s common stock at an initial conversion price of $0.20 per share.

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Between April and May 2020, the Company entered into a securities purchase agreement with certain purchasers pursuant to which the Company issued convertible notes in an aggregate principal amount of $2,017,000, which notes are convertible into the Company’s common stock at an initial conversion price of $0.20 per share.

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In June 2020, the Company issued (i) an aggregate of 3,500,000 shares of common stock, (ii) pre-funded warrants to purchase an aggregate of 5,500,000 million shares of common stock at an initial exercise price of $0.20 per share and (iii) convertible notes in an aggregate principal amount of $450,000, which notes are convertible into the Company’s common stock at an initial conversion price of $0.20 per share, in each case, pursuant to the Settlement Agreement.

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In July 2020, the Company entered into a securities purchase agreement with certain purchasers pursuant to which the Company issued convertible notes in an aggregate principal amount of $3,190,000, which notes are convertible into the Company’s common stock at an initial conversion price of $0.20 per share.

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In September 2020, the Company entered into a securities purchase agreement with certain purchasers pursuant to which the Company issued convertible notes in an aggregate principal amount of $250,000, which notes are convertible into the Company’s common stock at an initial conversion price of $0.20 per share.

  ●
In November 2020, the Company entered into a securities purchase agreement with certain purchasers pursuant to which the Company issues convertible notes in an aggregate principal amount of $350,000, which notes are convertible into the Company’s common stock at an initial conversion price of $0.20 per share.

  ●
In December 2020 and January 2021, the Company entered into securities purchase agreements with certain purchasers pursuant to which the Company issues convertible notes in an aggregate principal amount of $8,985,000, which notes are convertible into the Company’s common stock at an initial conversion price of $0.20 per share.

In addition, since January 2018, the Company made the following issuances of its unregistered common stock pursuant exemptions from the registration requirements of the Securities Act:

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20,934,347 shares of common stock in connection with (i) the conversion of the Company’s convertible notes or debentures and (ii) payments of interest in lieu of cash with respect to the Company’s convertible notes or debentures prior to the 1-for-17 reverse stock split effected February 10, 2021;

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11,074,856 shares of common stock in connection with (i) the mandatory conversion of the Company’s convertible notes or debentures and (ii) payments of interest in lieu of cash with respect to the Company’s convertible notes or debentures effective February 16, 2021;

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395,358 shares of common stock in connection with the exercise of certain settlement warrants on or after February 16, 2021;

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692,220 shares of common stock in connection with the conversion of all outstanding shares of Series J-1 Preferred Stock on February 23 and March 17, 2021;

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11,500,000 shares of common stock in connection with compensation of the Company’s officers and directors;

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5,236,429 shares of common stock in connection with compensation of the Company’s consultants prior to the 1-for-17 reverse stock split effected February 10, 2021 and an additional 264,706 shares issued after February 10, 2021; and

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5,491,638 shares of common stock to certain of the Company’s directors, executive officers and consultants as compensatory bonuses on February 23, 2021 after completion of the successful listing on the Nasdaq Capital Markets on February 11, 2021.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

The following exhibits are filed with this registration statement:

Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith

1.1*	Form of Underwriting Agreement	S-1/A	02/28/2021	1.1
3.1	Restated Certificate of Incorporation of GT Biopharma, Inc., filed September 10, 1996 and amended through March 1, 2002	10-KSB	04/01/02	3.A
3.2	Certificate of Amendment to the Restated Certificate of Incorporation of GT Biopharma, Inc., dated February 9, 2011	10-K	03/31/11	3.2
3.3	Certificate of Amendment to the Restated Certificate of Incorporation of GT Biopharma, Inc., effective as of July 19, 2017	8-K/A	03/15/18	3.1
3.4	Certificate of Amendment to the Restated Certificate of Incorporation of GT Biopharma, Inc., effective as of February 10, 2021	8-K	02/11/2021	3.1
3.5	Bylaws, as restated effective September 7, 1994 and as amended through April 29, 2003	10-QSB	08/13/03	3
4.1	Certificate of Designation of Preferences, Rights and Limitations of Series J-1 Preferred Stock of GT Biopharma, Inc., dated April 3, 2019	8-K	04/04/2019	3.1
4.2	Certificate of Designation of Preferences, Rights and Limitations of Series K Preferred Stock of GT Biopharma, Inc., dated April 3, 2019	10-K	04/16/2021	4.2
4.2	Form of Warrant	S-1/A	02/02/2021	4.2
5.1	Opinion of Baker & McKenzie LLP	S-1/A	02/09/2021	5.1
10.1	Exclusive License Agreement, dated July 18, 2016, between the Regents of the University of Minnesota and Oxis Biotech, Inc.	10-Q	08/11/17	10.3
10.2	License Agreement, dated September 3, 2015, among Daniel A. Vallera, Jeffrey Lion and Oxis Biotech, Inc.	10-Q	08/11/17	10.4
10.3	Clinical Trial Agreement, dated September 2019, between the Regents of the University of Minnesota and GT Biopharma, Inc.	10-Q	5/15/20	10.7
10.4	Note Conversion Agreement, dated as of August 29, 2017, among GT Biopharma, Inc. and the holders of the convertible notes and debentures named therein	10-Q	11/14/17	10.5
10.5	Amendment Agreement related to Note Conversion Agreement, dated October 10, 2017, among GT Biopharma, Inc. and the holders of the convertible notes and debentures named therein	10-Q	11/14/17	10.8

10.6	Warrant Exercise Agreement, dated August 29, 2017, among GT Biopharma, Inc. and the warrant holders named therein	10-Q	11/14/17	10.6
10.7	Amendment Agreement related to Warrant Exercise Agreement, dated October 10, 2017, among GT Biopharma, Inc. and the warrant holders named therein	10-Q	11/14/17	10.9
10.8	Preferred Stock Exchange Agreement, dated as of August 29, 2017, among GT Biopharma, Inc. and the holders of preferred stock named therein	10-Q	11/14/17	10.7
10.9	Amendment Agreement related to Preferred Stock Exchange Agreement, dated October 10, 2017, among GT Biopharma, Inc. and the holders of preferred stock named therein	10-Q	11/14/17	10.10
10.10	Securities Purchase Agreement, dated January 9, 2017, among OXIS International, Inc. and the purchasers named therein	8-K	01/13/17	10.1
10.11	Form of 10% Senior Convertible Debenture (related to Securities Purchase Agreement, dated January 9, 2017)	8-K	01/13/17	10.2
10.12	Form of Common Stock Purchase Warrant (related to Securities Purchase Agreement, dated January 9, 2017)	8-K	01/13/17	10.3
10.13	Securities Purchase Agreement, dated January 22, 2018, among GT Biopharma, Inc. and the buyers named therein	8-K	1/23/18	10.1
10.14	Registration Rights Agreement, dated January 22, 2018, among GT Biopharma, Inc. and the buyers named therein	8-K	1/23/18	10.2
10.15	Form of Senior Convertible Note (related to Securities Purchase Agreement, dated January 22, 2018)	8-K	1/23/18	10.3
10.16	Form of Warrant to Purchase Common Stock (related to Securities Purchase Agreement, dated January 22, 2018)	8-K	1/23/18	10.4
10.17	Securities Purchase Agreement, dated August 2, 2018, among GT Biopharma, Inc. and the purchasers named therein	8-K	08/03/18	10.1
10.18	Form of 10% Senior Convertible Debenture (related to Securities Purchase Agreement, dated August 2, 2018)	8-K	08/03/18	4.1
10.19	Stock Pledge Agreement, dated August 2, 2018, by the Pledgors named therein for the benefit of Grushko & Mittman, P.C.	10-Q	08/14/18	10.10
10.20	Security Purchase Agreement, dated September 7, 2018, among GT Biopharma, Inc. and the purchasers named therein	8-K	09/07/18	10.1
10.21	Form of 10% Senior Convertible Debenture (related to Securities Purchase Agreement, dated September 7, 2018)	8-K	09/07/18	4.1
10.22	Security Purchase Agreement, dated September 24, 2018, among GT Biopharma, Inc. and the purchasers named therein	8-K	09/28/18	10.1
10.23	Form of 10% Senior Convertible Debenture (related to Securities Purchase Agreement, dated September 24, 2018)	8-K	09/28/18	4.1
10.24	Securities Purchase Agreement, dated February 4, 2019, among GT Biopharma, Inc. and the purchasers named therein	8-K	02/06/19	10.1
10.25	Registration Rights Agreement, dated February 4, 2019, among GT Biopharma, Inc. and the purchasers named therein	8-K	02/06/19	10.3
10.26	Form of Secured Convertible Note (related to Securities Purchase Agreement, dated February 4, 2019)	8-K	02/06/19	4.1
10.27	Security Agreement, dated February 4, 2019, among GT Biopharma, Inc. and Alpha Capital Anstalt, as collateral agent	8-K	02/06/19	10.2
10.28	Securities Purchase Agreement, dated May 22, 2019, among GT Biopharma, Inc. and the purchasers named therein	8-K	05/24/19	10.1
10.29	Registration Rights Agreement, dated May 22, 2019, among GT Biopharma, Inc. and the purchasers named therein	8-K	05/24/19	10.2
10.30	Form of Convertible Note (related to Securities Purchase Agreement, dated August 20, 2019)	8-K	05/24/19	4.1
10.31	Securities Purchase Agreement, dated August 20, 2019, among GT Biopharma, Inc. and the purchasers named therein	8-K	05/24/19	10.1
10.32	Registration Rights Agreement, dated August 20, 2019, among GT Biopharma, Inc. and the purchasers named therein	8-K	05/24/19	10.2
10.33	Form of Convertible Note (related to Securities Purchase Agreement, dated May 22, 2019)	8-K	05/15/20	4.1
10.34	Securities Purchase Agreement, dated January 30, 2020, among GT Biopharma, Inc. and the purchaser named therein	10-Q	05/15/20	10.1
10.35	Registration Rights Agreement, dated January 30, 2020, among GT Biopharma, Inc. and the purchaser named therein	10-Q	05/15/20	10.2

10.36	Form of Convertible Note (related to Securities Purchase Agreement, dated January 30, 2020)	10-Q	05/15/20	10.3
10.37	Form Securities Purchase Agreement among GT Biopharma, Inc. and the purchaser named therein (executed in April/May 2020)	10-Q	05/15/20	10.1
10.38	Form of Registration Rights Agreement among GT Biopharma, Inc. and the purchaser named therein (executed in April/May 2020)	10-Q	05/15/20	10.2
10.39	Form of Convertible Note (related to Securities Purchase Agreement executed in April/May 2020)	10-Q	05/15/20	10.3
10.40	Securities Purchase Agreement, dated July 7, 2020, among GT Biopharma, Inc. and the purchaser named therein	8-K	07/09/20	10.1
10.41	Registration Rights Agreement, dated July 7, 2020, among GT Biopharma, Inc. and the purchaser named therein	8-K	07/09/20	10.3
10.42	Form of Convertible Note (related to Securities Purchase Agreement, dated July 7, 2020)	8-K	07/09/20	4.1
10.43	Form of Standstill and Forbearance Agreement, dated June 23, 2020, between the Company and certain holders of convertible notes and debentures	8-K	06/23/20	10.1
10.44	Settlement Agreement, dated June 19, 2020, among GT Biopharma, Inc., Empery Asset Master Ltd., Empery Tax Efficient, LP and Empery Tax Efficient II, LP, Anthony Cataldo and Paul Kessler.	8-K	06/19/20	10.1
10.45	Form of Convertible Note, dated June 19, 2020 (related to Settlement Agreement, dated June 19, 2020)	8-K	06/19/20	10.1
10.46	Form of Pre-Funded Warrant to Purchase Common Stock, dated June 19, 2020 (related to Settlement Agreement, dated June 19, 2020)	8-K	06/19/20	10.1
10.47	Executive Employment Agreement, dated October 19, 2018, among GT Biopharma, Inc. and Raymond W. Urbanski	10-Q	11/14/18	10.17
10.48	Consultant Agreement, dated February 14, 2018, among GT Biopharma, Inc., Georgetown Translational Pharmaceuticals, Inc. and Anthony J. Cataldo	8-K	2/21/18	10.3
10.49	Employment agreement with Anthony Cataldo	10-Q	8/14/20	10.11
10.50	Employment agreement with Steven Weldon	10-Q	8/14/20	10.12
10.51	Form of Convertible Note (related to Securities Purchase Agreement, dated September 16, 2020)	8-K	9/22/20	4.1
10.52	Securities Purchase Agreement, dated September 16, 2020, among GT Biopharma, Inc. and the purchasers named therein	8-K	9/22/20	10.1
10.53	Master Services Agreement, dated October 5, 2020, between Gt Biopharma, Inc. and Cytovance Biologics, Inc.	8-K	10/6/20	10.1
10.54	Form of First Amendment and Extension of Standstill and Forbearance Agreement	8-K	11/4/20	10.1
10.55	Form of Secured Convertible Note	8-K	11/9/20	4.1
10.56	Securities Purchase Agreement	8-K	11/9/20	10.1
10.57	Settlement Agreement, dated as of November 9, 2020, by and among Adam Kasower, East Ventures, Inc., A British Virgin Islands company, SV Booth Investments III, LLC, a Delaware limited liability company and Theorem Group, LLC, a California LLC and GT Biopharma Inc., a Delaware corporation.	10-Q	11/13/20	10.19
10.58	Form of Settlement Note, dated November 9, 2020.	10-Q	11/13/20	10.20
10.59	Steve Weldon Letter of Resignation, dated November 11, 2020	10-Q	11/13/20	10.21
10.60	Board Service Agreement with Bruce Wendel, dated November 11, 2020	10-Q	11/13/20	10.22
10.61	Board Service Agreement with Greg Berk, dated November 11, 2020	10-Q	11/13/20	10.23
10.62	Consultant Agreement with Michael Handelman, dated November 13, 2020	10-Q	11/13/20	10.24
10.63	Form of Amendment to Convertible Note & Standstill Agreement	8-K	12/23/20	10.1
10.64	Settlement Agreement, dated as of December 22, 2020, by and among Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, Anthony Cataldo, Paul Kessler and GT Biopharma Inc., a Delaware corporation.	8-K	12/28/20	10.1
10.65	Settlement Note, dated December 22, 2020, by GT Biopharma Inc. payable to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B.	8-K	12/28/20	10.2

10.66	Form of Second Amendment and Extension of Standstill and Forbearance Agreement.	8-K	2/1/20	10.1
10.67	Form of Amendment to Convertible Note, dated January 31, 2021	8-K	2/1/20	10.2
10.68	Board Service Agreement with Rajesh Shrotriya, dated January 12, 2021.	S-1/A	02/08/2021	10.69
10.69	Board Service Agreement with Michael Breen, dated January 12, 2021.	S-1/A	02/08/2021	10.70
10.70	Amendment to Settlement Note with Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B.	S-1/A	02/08/2021	10.71
10.71	Form of Securities Purchase Agreement - December 2020 / January 2021 Notes	S-1/A	02/08/2021	10.72
10.72	Form of December 2020 / January 2021 Note	S-1/A	02/08/2021	10.73
21.1	Subsidiaries of GT Biopharma, Inc.	10-K	03/31/16	21.1
23.1	Consent of Seligson & Giannattasio, LLP				X
23.2	Consent of Weinberg & Company				X
23.3	Consent of Baker McKenzie LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page to this registration statement)
101.INS	XBRL Instance Document				X
101.SCH	XBRL Taxonomy Extension Schema Document				X
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document				X
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document				X
101.LAB	XBRL Taxonomy Extension Label Linkbase Document				X
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document				X

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 22, 2021.

GT BIOPHARMA, INC.

By:	/s/ Anthony J. Cataldo
Anthony J. Cataldo
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Anthony J. Cataldo
Anthony J. Cataldo, Chief Executive Officer and Director (principal executive officer)
April 22, 2021

/s/ Michael Handelman
Michael Handelman, Chief Financial Officer
(principal financial officer and principal accounting officer)
April 22, 2021

*
Bruce Wendel, Vice Chairman of the Board
April 22, 2021

*
Greg Berk, Director
April 22, 2021

*
Michael Breen, Director
April 22, 2021

*
Rajesh Shrotriva, Director
April 22, 2021

By:/s/ Anthony J. Cataldo
Anthony J. Cataldo, Attorney-in-fact
April 22, 2021